Exhibit 23.1

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLC

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

July 13, 2011

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the current report of AdCare Health Systems, Inc., on Form 8-K, of our report dated July 13, 2011, with respect to the carve-out financial statements of Five Star Quality Care-GA, LLC (Certain assets, liabilities and operations related to Autumn Breeze, Southland and College Park) for the years ended December 31, 2010 and 2009.  We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-171184 and 333-166488) of AdCare Health Systems, Inc. of our report dated July 13, 2011, with respect to the carve-out financial statements of Five Star Quality Care-GA, LLC (Certain assets, liabilities and operations related to Autumn Breeze, Southland and College Park) for the years ended December 31, 2010 and 2009.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC